                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Halsey M. Minor, Shelby W. Bonnie, and Douglas N. Woodrum his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of CNET Networks, Inc. relating to the mySimon Amended and Restated 1998 Stock Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This document may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                                     Title                              Date
       ---------                                     -----                              ----
/s/ Richard J. Marino         President and Chief Operating Officer                  March 8, 2000
------------------------
   Richard J. Marino


/s/ Halsey M. Minor                   Chairman of the Board                          March 8, 2000
------------------------
    Halsey M. Minor

/s/ Shelby W. Bonnie                 Chief Executive Officer,                        March 8, 2000
------------------------             Secretary and Director
   Shelby W. Bonnie

/s/ Douglas N. Woodrum               Executive Vice President,                       March 8, 2000
------------------------             Chief Financial Officer
  Douglas N. Woodrum                       and Director


/s/ John C. Colligan                         Director                                March 9, 2000
------------------------
   John C. Colligan

/s/ Mitchell Kertzman                        Director                                March 9, 2000
------------------------
   Mitchell Kertzman

/s/ Eric Robison                             Director                                March 9, 2000
------------------------
  Eric Robison